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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of the Oregon Steel Mills, Inc. Employee Stock Ownership Plan on Form S-8 (File No. 33-26739) of our report dated February 18, 1994, on our audits of the financial statements and supplemental schedules of the Oregon Steel Mills, Inc. Employee Stock Ownership Plan as of December 31, 1993, 1992 and 1991, and for the three years then ended, which report in included in this Annual Report of Form 11-K.


                                                             COOPERS & LYBRAND

Portland, Oregon
March 18, 1994